Exhibit 99.1

RICHMOND MUTUAL BANCORPORATION, INC., AND FIRST BANK RICHMOND ANNOUNCE COMPLETION
OF REORGANIZATION AND STOCK OFFERING

RICHMOND, IN (July 1, 2019) – Richmond Mutual Bancorporation, Inc. (“RMBI”) announced today that it has become the holding company for First Bank Richmond (the “Bank”) in connection with the completion of the Bank’s reorganization from the mutual holding company form of organization to the stock holding company form of organization.  RMBI has also completed its related stock offering.  RMBI’s common stock (CUSIP Number 76525P 100) will begin trading on the Nasdaq Capital Market under the symbol “RMBI” on July 2, 2019.

RMBI sold 13,026,625 shares of common stock at $10.00 per share, for gross offering proceeds of $130,266,250.  The offering was oversubscribed in the first priority category of the subscription offering by eligible account holders, whose valid orders were filled in accordance with the allocation procedures described in the prospectus and as set forth in the plan of reorganization.  Neither supplemental eligible account holders as of March 31, 2019, nor any other subscribers had their orders filled.

The transfer agent, Broadridge Corporate Issuer Solutions, Inc., will mail full or partial refunds due to subscribers as a result of the oversubscription of the stock offering and will mail stock ownership statements notifying subscribers of the number of shares of RMBI common stock they received pursuant to the allocation process, commencing July 2, 2019.  If you were a subscriber in the first priority category and would like to confirm your allocation, allocation information is available online at https://allocations.kbw.com.  You may also contact the stock information center at 1-(844) 265-9680 (toll free).  The stock information center will be open weekdays from 10:00 a.m. until 4:00 p.m., Eastern Time.

The Bank’s Employee Stock Ownership Plan (“ESOP”) was unable to purchase any shares in the offering as a result of the oversubscription. As a result, the ESOP intends to purchase up to 1,082,130 shares of RMBI common stock in the aftermarket, equal to 8.0% of the shares sold in the offering and issued to the charitable foundation.

First Bank Richmond, headquartered in Richmond, Indiana, is a community-oriented financial institution offering traditional financial and trust services within its local communities through its eight full service locations in Richmond, Centerville, Cambridge City and Shelbyville, Indiana, its five full service locations in Sidney, Piqua and Troy, Ohio and its loan production office in Columbus, Ohio.

This press release contains certain forward-looking statements about the reorganization and offering. These include statements regarding the anticipated mailing date of subscription refunds and stock allocation letters.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in processing subscription refunds, regulatory delays, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which RMBI and the Bank are engaged.

The shares of common stock of RMBI are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Contacts

Richmond Mutual Bancorporation, Inc.
Garry D. Kleer, Chairman, President and Chief Executive Officer
Donald A. Benziger, Executive Vice President and Chief Financial Officer
(765) 962-2581